EXHIBIT 9.(a)(7) - CONSENT OF ERNST & YOUNG LLP

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Selected Consolidated Financial Information" and "Experts" and to the inclusion of our report dated November 19, 1999, in the Sea Pines Associates, Inc.'s Offer to Exchange Shares of Common Stock or Trust Preferred Securities for Shares of Series A Preferred Stock Prospectus dated December 21, 1999.


                                                        /s/ Ernst & Young LLP




Atlanta, Georgia
December 21, 1999